Exhibit 99.1

RPM’S CEO EXPECTS RESULTS WILL BE BELOW PRIOR YEAR

Solid liquidity, resilient capital structure and strong dividend highlighted at analyst conference in New York

MEDINA, Ohio, Dec 03, 2008 /PRNewswire-FirstCall via COMTEX News Network/ — In a presentation yesterday at the 19th Annual Citi Chemicals Conference, RPM International’s chairman and chief executive officer, Frank C. Sullivan, discontinued the company’s current guidance for its fiscal year ending May 31, 2009, and indicated that results would likely be below the prior year.

“Given the continued deterioration of economic conditions, it is highly likely that RPM results for our 2009 fiscal year will be below the prior year. Additionally, given the volatility we are seeing in some of our core markets, it is nearly impossible to provide any definitive guidance for our fiscal 2009 results. We will provide outlook and directional comments in our upcoming second-quarter conference call, as we have done in the past based upon then current conditions,” Sullivan stated.

“With $318 million of committed unused long-term credit and approximately $190 million in cash, RPM’s liquidity is in excess of $500 million. Furthermore, between now and 2011, we have only $164 million of debt obligations coming due, with the remainder of our debt maturing roughly evenly in two-year increments between 2011 and 2018,” stated Sullivan. “With a debt/capitalization ratio at the lower level of our historic range, solid levels of liquidity and continuing strong cash generation from our operations, we are confident of our ability to maintain our current dividend and take advantage of growth opportunities, including acquisitions,” he stated.

RPM is scheduled to announce second-quarter earnings and hold a conference call to discuss results on January 8, 2009.

RPM International Inc., a holding company, owns subsidiaries that are world leaders in specialty coatings and sealants serving both industrial and consumer markets. RPM’s industrial products include roofing systems, sealants, corrosion control coatings, flooring coatings and specialty chemicals. Industrial brands include Stonhard, Tremco, illbruck, Carboline, Day-Glo, Euco and Dryvit. RPM’s consumer products are used by professionals and do-it-yourselfers for home maintenance and improvement, boat repair and maintenance, and by hobbyists. Consumer brands include Zinsser, Rust-Oleum, DAP, Varathane and Testors.

For more information, contact P. Kelly Tompkins, executive vice president — administration and chief financial officer, at 330-273-5090 or ktompkins@rpminc.com.

This press release contains “forward-looking statements” relating to our business. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events impacting us, and are subject to uncertainties and factors (including those specified below) which are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) general economic conditions; (b) the price, supply and capacity of raw materials, including assorted pigments, resins, solvents and other natural gas- and oilbased materials; packaging, including plastic containers; and transportation services, including fuel surcharges; (c) continued growth in demand for our products; (d) legal, environmental and litigation risks inherent in our construction and chemicals businesses and risks related to the adequacy of our insurance coverage for such matters; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon our foreign operations; (g) the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (h) risks and uncertainties associated with our ongoing acquisition and divestiture activities; (i) risks related to the adequacy of our contingent liabilities, including for asbestos-related claims; and (j) other risks detailed in our filings with the Securities and Exchange Commission, including the risk factors set forth in our Annual Report on Form 10-K for the year ended May 31, 2008, as the same may be updated from time to time. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

SOURCE RPM International Inc.
http://www.rpminc.com